UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/03/2010

Electronics For Imaging, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-18805

Delaware	94-3086355
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

303 Velocity Way, Foster City, California 94404
(Address of principal executive offices, including zip code)

650-357-3500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, in April 2009, Guy Gecht, the Chief Executive Officer of Electronics For Imaging, Inc. (the "Company"), and Fred Rosenzweig, the President of the Company, agreed to a voluntary reduction of their annual base salaries from $620,000 and $530,000 to $527,000 and $450,500, respectively. On November 3, 2010, the Compensation Committee (the "Committee") of the Company approved a reinstatement of the annual base salaries of each of Messrs. Gecht and Rosenzweig, to equal $620,000 and $530,000, respectively, effective November 1, 2010. In addition, also effective November 1, 2010, the Committee approved an increase in the compensation of Gordon Heneweer, the Company's interim Chief Financial Officer, to a monthly compensation of approximately $25,833, which is equal to the monthly base salary of the Company's former Chief Financial Officer as in effect prior to its voluntary reduction in April 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics For Imaging, Inc.

Date: November 04, 2010	By:	/s/ Guy Gecht
Guy Gecht
Chief Executive Officer